PERSONAL LIBRARY SOFTWARE INC.
                       1988 NONQUALIFIED STOCK OPTION PLAN


          1. Purpose of the Plan. The purpose of the Personal Library Software, Inc. 1988 Nonqualified Stock Option Plan ("Plan") is to provide compensation in the form of opportunities for ownership of the common stock, $0.001 par value ("Common Stock"), of Personal Library Software, Inc., a Maryland corporation ("Company"), to certain selected employees, directors, and consultants of the Company, and to furnish an incentive to such individuals to continue their services for the Company.

          2. Administration of the Plan. The Board of Directors of the Company ("Board") shall appoint and maintain a Compensation Committee ("Committee") which shall consist of at least two persons who shall not have participated in the Plan at any time within one year prior to appointment and shall serve at the pleasure of the Board. No member of the Committee shall be eligible to receive stock options under the Plan while serving on the Committee. The Committee shall have full power and authority to designate participants and to interpret the provisions and supervise the administration of the Plan. All decisions and selections made by the Committee pursuant to the provisions of the Plan shall be made by a majority of its members. Any decision reduced to writing and signed by a majority of the members shall be fully effective as if it had been made by a majority at a meeting duly held.

          3. Stock Reserved for the Plan. The shares subject to the Plan shall consist of 250,000 unissued shares of Common Stock or previously issued shares reacquired and held by the Company, and such amount of shares shall be and is hereby reserved for issuance pursuant to this Plan. Any of such shares which may remain unsold and which are not subject to outstanding options at the termination of the Plan shall cease to be reserved for the purpose of the Plan. Should any option expire or be canceled prior to its exercise in full, the shares theretofore subject to such option may again be made subject to an option under the Plan.

          4. Grant of Options. The Committee shall, from time to time, determine and designate those persons who are to receive options under the Plan, the number of shares to be covered by such options and the terms thereof. The Company shall thereupon grant options in accordance with such determination as evidenced by a written option agreement

          5. Terms and Conditions. Each option granted under the Plan shall be evidenced by an agreement, in a form approved by the Committee, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate.

               (a) Vesting of Option Rights. Each option agreement may specify, but shall not be required to specify, the period of employment, directorship, or consultancy, not to be less than six months, over which the optionee's option rights shall become vested. If the option agreement specifies a vesting period, it may provide for partial vesting on a proportionate basis in the event of termination of optionee's relationship with the Company, and may provide a minimum period for any rights of the optionee to become partially vested.

               (b) Option Period. Each option agreement shall specify the expiration date of the period for which the option thereunder is granted (which in no event shall exceed ten years and one day from the date of grant) and shall provide that the option shall expire at the end of such period.

               (c)   Option  Price.   Each option agreement  shall  specify  the
purchase price of each share of Common Stock subject to each option granted pursuant to the Plan. The specified purchase price may be zero.

               (d) Exercise Period. Each option agreement shall specify the beginning and ending dates of the period or periods in which the option may be exercised and the restrictions upon such exercise, and may provide for exercise of the option in increments thereto. The beginning date for exercise of the option or any increment thereof shall not be earlier than one year from the date of grant; the ending date shall be the expiration date of the option.

               (e) Procedure for Exercise. Options shall be exercised by the delivery of written notice to the Company setting forth the number of shares with respect to which the option is to be exercised. Such notice shall be accompanied by cash or certified check, bank draft, or postal or express money order payable to the order of the Company, for an amount equal to the cash option price (if any) of such shares, and specifying the address to which the certificates for such shares are to be mailed. As promptly as practicable after receipt of such written notification and payment, the Company shall deliver to the optionee certificates for the number of shares with respect to which such option has been so exercised, issued in the optionee's name; provided, however, that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the optionee, at the address specified pursuant to this paragraph 5(e).

               (f)  Effect of Death or Termination of Employment

                    (i) In the event of death of an optionee under the Plan prior to termination of employment, the executor or administrator of his estate, or the person or persons to whom his rights under the option shall pass by will or the laws of descent and distribution, may exercise the option or part thereof granted under the Plan, provided that:

                         (aa)  If  the option agreement specifies the period  of
employment, directorship, or consultancy over which the optionee's rights shall become vested, the option privilege shall be limited to the number of shares the rights to which have become vested on or before the date of death, and shall be exercisable at the time that the optionee would have been entitled to exercise his rights; and

                         (bb) If the option agreement does not specify a vesting
period, the option privilege shall be limited to the number of shares that were immediately purchasable by him on or before the date of death, and shall be immediately exercisable; and

                         (cc)  In either event, no transfer of an option  by  an
optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice of the same and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance of the transferee or transferees of the terms and conditions of such option.

                    (ii) In the event of termination of an optionee's employment with the Company or its subsidiaries for any reason other than death:

                         (aa)  If  the option agreement specifies the period  of
employment, directorship, or consultance over which the optionee's rights shall become vested, the optionee's right to exercise the option or part thereof granted under the Plan shall terminate on the day that is sixty days after the later of the last date of his employment and the date such option or portion thereof would have become exercisable had he remained an employee of the Company, and all rights under the Plan shall cease; and

                         (bb) If the option agreement does not specify a vesting
period, the optionee's right to exercise the option or any part thereof granted under the Plan shall terminate sixty days after the last date of his employment and all rights under the Plan shall cease.

               (g)   Assignability.   An  option  shall  not  be  assignable  or
otherwise   transferable  except  by  will  or  by  the  laws  of  descent   and
distribution.

               (h) No Fights as Stockholder. No optionee shall have any rights as a stockholder with respect to shares covered by an option until the date of issuance of a stock certificate for such shares; except as provided in paragraph 5(i), no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such certificate.

               (i)  Extraordinary Corporate Transactions.

                    (i) "Extraordinary Corporate Transaction" is hereby defined as any of the following events:

                          (aa)  a dissolution or liquidation of the Company,  or
similar occurrence;

                         (bb)  a merger, consolidation, acquisition, separation,
reorganization , or similar occurrence, where the Company will not be a surviving entity; or

                         (cc)  a transfer of substantially all of the assets  of
the Company or more than 80% of the outstanding Common Stock to a single entity or affiliated group.

                    (ii) Except as otherwise provided in this Plan upon the occurrence of an Extraordinary Corporate Transaction and the passage of a reasonable notice period specified in the option agreement, the option rights granted hereunder shall terminate and become null and void, provided, however, that each optionee shall have the right immediately prior to or concurrently with such Extraordinary Corporate Transaction or during the specified notice period to exercise any unexpired option rights granted hereunder to the extent such option rights are then exercisable.

                     (iii)     Upon the occurrence of an Extraordinary Corporate
Transaction:

                         (aa)  a  corporation other than the Company may  assume
the Company's duties as to options outstanding under the Plan in which event the Plan shall not terminate; or
                         (bb)   a   corporation  other  than  the  Company   may
substitute new option rights for the option rights granted under the Plan.

                    (iv) The Committee may grant options providing that in the event of any Extraordinary Corporate Transaction other than a liquidation or dissolution of the Company and discontinuation of its business:

                         (aa)  the  rights  of  the  optionee  vested  but   not
exercisable at the date of such transaction shall become fully exercisable at such date; or

                         (bb)  the  rights  of the optionee shall  become  fully
exercisable at such date without regard to the extent to which vesting requirements, if any, have been met.

                    (v) In the event of any Extraordinary Corporate Transaction other than a liquidation or dissolution of the Company and discontinuation of its business, options granted pursuant to the Plan but not exercisable at the date of such transaction shall be converted into options to acquire stock of the successor entity of the Company and other property, in proportion to the ratio in which such stock and other property provided consideration for acquisition of the Company's stock or assets, if a corporation other then the Company has not assumed the Company's duties as to options outstanding under the Plan or substituted option rights substantially equivalent to the option rights granted under the Plan, and either:


                         (aa) the option did not contain the rights described in
paragraph 5(i)(iv) hereof; or


                          (bb)  the  option  contained the rights  described  in
paragraph 5 (i)(iv) hereof, but the optionee did not exercise such rights.

                    (vi) Notwithstanding any other provisions hereof, in the event of any Extraordinary Corporate Transaction that occurs without the prior approval of the Board, the rights of any holder of options issued pursuant to the Plan not vested or exercisable at the date of such transaction shall become fully vested and exercisable at such date.

               (j) Changes in Company's Capital Structure. The existence of outstanding options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of Common Stock or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise; provided, however, that if the outstanding shares of Common Stock of the Company shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares or recapitalization, the number and kind of shares subject to the Plan or subject to any options theretofore granted, and the option prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares without changing the aggregate option price.

               (k) Investment Representation. Each option agreement shall contain an agreement that, upon demand by the Committee for such a representation, the optionee (or any person acting under paragraph 5(e)) shall deliver to the Committee at the time of any exercise of an option a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an option and prior to the expiration of the option period shall be condition precedent to the right of the optionee or such other person to purchase any shares.

           6. Amendments or Termination. The Board may amend, alter, or discontinue the Plan, but no amendment or alteration shall be made which would impair the rights of any participant under any option theretofore granted without his consent.

          7. Compliance With Other Laws and Regulations. The Plan, the grant and exercise of options thereunder, and the obligation of the Company to sell and deliver shares under such options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency or national securities exchanges as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common stock prior to the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body or national securities exchange which the Company shall, in its sole discretion, determine to be necessary or advisable.

          8. Effectiveness and Expiration of Plan. The Plan shall be effective on the date the Board adopts the Plan. The Plan shall expire ten years and one day after the effective date of the Plan and thereafter no option shall be granted pursuant to the Plan.

                           Sample Stock Option Letter

0/0/1996

Name
Address
Address

Dear:

          In order to provide compensation to you and to furnish an incentive for you to continue your employment with Personal Library Software, Inc. (the "Company"), we hereby offer to grant you an option to purchase _____________ shares of the Company's common stock at the price of _____________ per share. The option is subject to the following terms and conditions:

          1. The option may be exercised on or after 0/00/99 except that the option may become exercisable at an earlier date under the provisions of paragraph 10 below.

          2. The option shall expire at the end of 0/00/06 except that the option may expire at an earlier date under the provisions of paragraph 8 below.

          3.   The option may be exercised in whole or in parts.

          4. Your option shall vest in the following manner: you shall have the right to purchase, at the price stated above, the number of shares equal to the product of (a) the total number of shares specified above, and (b) the ratio (not to exceed 1:1) of (i) the number of days after 0/00/96 (the "Effective Date"), that you remain in the employment of the Company to (ii) the number of days from the Effective Date to the date specified in paragraph 1 above, provided, however, that no rights shall vest under this paragraph unless you remain in the employment of the Company for 36 months from the Effective Date. Except as otherwise provided in paragraph 10 below, you will have no right to exercise the option except to the extent that your rights have vested under the provisions of this paragraph. Furthermore, without regard to any other provision of this option, in the event of termination of your services with the Company for cause prior to the exercise date specified in paragraph 1 above, the vesting provisions of this paragraph 4 shall be inapplicable and you will have no right to exercise the option, except to the extent such rights have become exercisable under the provisions of paragraph 10 below prior to the date of termination of your service. Notwithstanding the provisions of this paragraph 4, you may not exercise your option until the date specified in paragraph 1 above, except as permitted under paragraph 10 below.

          5. The option shall be exercised by delivering written notice to the Company specifying the number of Shares With respect to which the option is to be exercised and the address to which the certificates for such shares are to be mailed. Such notice shall be accompanied by cash or certified check, bank draft, or postal or express money order payable to the order of the Company for in amount equal to the cash option price of such shares, or by a certified copy of a valid and applicable bonus letter to you from the Company covering the exercise price.

          6. In the event of your death, the option may be exercised by the executor or administrator of your estate or the person or persons to whom your rights under the option pass by will or the laws of descent and distribution; provided that (a) the option shall be exercisable only during the period that you would have been entitled to exercise it, (b) the option shall be limited to the number of shares to which your rights have been vested under paragraph 4 above or 10 below as of the date of death, and (c) the transferee or transferees
(i) provide an authenticated copy of the will and/or such other evidence as the Compensation Committee (the "Committee") of the Company may deem necessary to establish the validity of the transfer, and (ii) accept in writing the terms and conditions of this option.

          7. Except as provided in paragraph 6 above, the option shall not be transferable or assignable.

          8. In the event of termination of your service to the Company for any reason other than death, your right to exercise the option shall be limited to the number of shares to which your rights have vested under paragraph 4 above or paragraph 10 below as of the last day of your service to the Company. In such event, the option shall terminate at the end of the day that is sixty days after the later of the last date of your service and the beginning exercise date specified in paragraph 1 above.

          9. The Company shall provide advance written notification of any Extraordinary Corporate Transaction. Any of the following events shall constitute an Extraordinary Corporate Transaction: a dissolution or liquidation of the Company, or similar occurrence; a merger, consolidation, acquisition, separation, reorganization, or similar occurrence, where the Company will not be a surviving entity; or a transfer of substantially all of the assets of the Company or more than 80% of its outstanding common stock to a single entity or affiliated group.

          10. In the event that an Extraordinary Corporate Transaction other than a liquidation or dissolution of the Company and discontinuation of its business occurs before the beginning exercise date specified in paragraph 1 above, the option shall become exercisable immediately prior to the effectiveness of the Extraordinary Corporate Transaction for the full number of shares stated above, without regard to the vesting requirements of paragraph 4 above; provided, however, that if your service to the Company has terminated prior to the day on which the Extraordinary Corporate Transaction occurs, the option shall become exercisable only for the number of shares to which your rights had vested under the provisions of paragraph 4 above as of the last day of your service.

          11. In the event of an Extraordinary Corporate Transaction or recapitalization of the Company, to the extent that the option has not been exercised before such Extraordinary Corporate Transaction becomes effective, the option shall be converted into an option to acquire the stock or other securities or property, or combination thereof, to which the holder of the option would have been entitled upon consummation of such transaction if the option had been fully exercisable and exercised prior thereto. The resulting option shall be subject to the terms and conditions stated herein, including without limitation the exercise period stated in paragraph 1 above, the vesting provisions of paragraph 4 above. The term "recapitalization," as used in this paragraph 11, does not include the sale of additional stock in the Company.

          12. You will have no rights as a stockholder with respect to shares covered by the option until the date of issuance of a stock certificate for such shares. The existence of the option shall not affect in anyway the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalization, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of common stock or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the common stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer or all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

          13. If the Company subdivides its outstanding shares of common stock into a greater number of shares, or declares a dividend or other distribution in the form of shares of its common stock, the number of shares of stock issuable upon exercise of the option shall be increased proportionately [and the price shall be decreased proportionately] as of the date of such action. If the Company combines its outstanding shares of common stock into a smaller number of shares, the number of shares of stock issuable upon exercise of the option shall be decreased proportionately and the price shall be increased proportionately as of the date of such action.

          14. Upon demand by the Committee, you will deliver to the Committee at the time of any exercise of the option a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of this representation shall be condition precedent to your right to purchase any shares.

Sincerely,
PERSONAL LIBRARY SOFTWARE INC.


____________________
Andrew M. Rodnan
President



Accepted:


____________________
Employee